Exhibit 3.4
AMENDED AND RESTATED

BYLAWS

OF

SYSCO CORPORATION

(A Delaware Corporation)

ARTICLE I
STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK; UNCERTIFICATED SHARES. Shares of stock in the Corporation may be represented by certificates or may be issued in uncertificated form in accordance with the Delaware General Corporation Law, as amended (the “General Corporation Law”). The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares represented. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and may require the owner of any lost, stolen, or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2.  STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation, in accordance with the terms and procedures as outlined in the General Corporation Law.

3.  RECORD DATE FOR STOCKHOLDERS.

(a) Meetings; Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise provided herein or required by law, fix a record date which shall not be more than 60 nor less than ten days before the date of any meeting, and shall not be more than 60 days prior to any other action taken, and, in any event, may not precede the date on which the resolution fixing the record date is adopted. If no record date is fixed by the Board of Directors (i) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) except as provided otherwise under Section 3(b) or Section 5(b)(ii) of this Article I, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by electronic transmission as permitted by the General Corporation Law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record (each, a “record stockholder”) seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors may, within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b) or otherwise within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such action.

4.  MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

5.  STOCKHOLDER MEETINGS.

(a)Date, Time and Location. An annual meeting of the stockholders (each, an “Annual Meeting”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the date and at the time and place, if any, or by means of remote communications, if any, fixed by the Board of Directors. A special meeting shall be held on the date and at the time and place, if any, or by means of remote communications, if any, fixed by the Board of Directors.

(b)    Calling Special Meetings of Stockholders.

    i.    Subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, special meetings of the stockholders may be called only by or at the direction of: (A) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies; (B) the Chairman of the Board of Directors or the Chief Executive Officer (or in the event of his or her absence or disability, by any Executive Vice President), in each case with the concurrence of the majority of the Board of Directors; or (C) the Secretary of the Corporation at the written request of stockholders of record who own, or are acting on behalf of one or more beneficial owners who own, as of the record date fixed in accordance with these bylaws to determine who may deliver a written request to call such special meeting, a “net long position” (as defined below) in shares of common stock of the Corporation representing in the aggregate at least 25% of the outstanding shares of common stock of the Corporation (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of stockholders.

As used in this Section 5, the “net long position” of a person shall mean the shares of stock of the Corporation that such person or, if such person is a nominee, custodian or agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as such Rule was in effect on November 17, 2015, the date on which the bylaws were first amended to include this Section 5(b)), excluding, at any time: (X) any shares as to which such person or beneficial owner, as the case may be, does not have the right to vote or direct the vote, (Y) any shares as to which such person or beneficial owner, as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and (Z) such person’s or beneficial owner’s “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule was in effect on November 17, 2015, the date on which these bylaws were first amended to include this Section 5(b), provided that the reference therein to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be deemed to refer to the date on which the applicable written request to call a special meeting is received by the Corporation and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall be deemed to refer to the closing price of a share of common stock of the Corporation on the New York Stock Exchange (or any successor thereto) on such date. For purposes of this Section 5, a person’s “net long position” shall not be reduced by any shares that such person has loaned pursuant to an instrument or arrangement that is revocable at any time by such person.

As used in this Section 5, an “affiliate” of a person shall have the meaning ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

ii.    Any record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the record stockholders who are entitled to deliver a written request to call a special meeting for the purpose of electing directors and/or considering any proposal of Business (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting for such purpose, as set forth in paragraph (b)(iv) of this Section 5. The Board of Directors may fix the Ownership

Record Date within 10 days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the date on which the first written request to call a special meeting is received by the Secretary.

iii.    A beneficial owner who wishes to deliver a written request to call a special meeting or to demand that the Board of Directors fix an Ownership Record Date must cause the nominee, custodian or other person who serves as the record stockholder of such beneficial owner’s stock to sign the written request to call a special meeting. If a record stockholder is the nominee, custodian or agent for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting or demand that the Board of Directors fix an Ownership Record Date solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

iv.    In addition to complying with the other applicable provisions of these bylaws, each written request to call a special meeting shall include the following and shall be delivered to the Secretary of the Corporation: (A) the signature of the record stockholder submitting such request and the date such request was signed; (B) the purpose of the special meeting, including the text of each proposal of Business desired to be voted on at the special meeting; and (C) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee, custodian or agent for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, custodian or agent, a “Disclosing Party”): (1) if such Disclosing Party is not a Solicited Stockholder, all of the information required to be disclosed pursuant to the third paragraph of Section 8(c) of this Article (if the purpose of the special meeting includes the consideration of any proposal of Business) and the fourth paragraph of Section 7 of this Article (if the purpose of the special meeting includes the election of directors), which information shall be supplemented (by delivery to the Secretary) by such Disclosing Party, not later than 10 days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date; or (2) if such Disclosing Party is a Solicited Stockholder, (i) the name, age, business address and residence address of such Disclosing Party; (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such Disclosing Party; and (iii) a certification as to the shares of capital stock of the Corporation representing each such Disclosing Party’s “net long position” (as defined above) and as to the securities or other positions that are being excluded from the calculation of such “net long position” pursuant to the definition thereof. A “Solicited Stockholder” is a Disclosing Party that (a) has requested that a special meeting be called in response to a solicitation statement filed by another stockholder seeking support for the calling of such special meeting pursuant to, and in accordance with,

Section 14(a) of the Exchange Act; (b) is not an affiliate or associate of, or acting in concert with, the stockholder filing such solicitation statement; and (c) does not intend to, and has not, submitted a notice proposing any Business or nominating any persons for election as directors at such special meeting (other than the Business or director nominations proposed by the written request submitted to the Company by the stockholder filing such solicitation statement).

In addition, each Disclosing Party shall provide any additional information reasonably requested by the Board of Directors to verify the ownership position of such Disclosing Party as promptly as practicable following such request. Each time the Disclosing Party’s ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier (or, in the case of any decrease occurring on or after the 5th day before the special meeting, promptly following the transaction resulting in such decrease).

v.    The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting: (A) that does not comply with the provisions of this Section 5; (B) that relates to an item of Business that is not a proper subject for stockholder action under applicable law; or (C) if such written request to call a special meeting is delivered less than 30 days following the most recent Annual Meeting or less than 90 days prior to the next Annual Meeting.
vi.    A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.
vii.    All written requests for a special meeting shall be deemed revoked upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases (pursuant to the second paragraph of Section 5(b)(iv)), the aggregate common stock ownership position of all the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting decreases to a number of shares of common stock less than the Special Meeting Request Required Shares.

viii.    If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

ix.    The Board of Directors may submit its own proposal or proposals of Business (in addition to any proposal of Business requested by stockholder(s)) for consideration at a special meeting called at the request of one or more stockholders. The Meeting Record Date for, and the place, date and time of, any special meeting shall be fixed by the Board of Directors; provided that the date of any such special meeting shall not be more than 90 days after the date on which valid special meeting request(s) from record stockholders of the Special Meeting Required Shares are delivered to the Secretary of the Corporation.

    (c)    Notice and Waiver of Notice. Notice of all meetings shall be given in any manner permitted by the General Corporation Law and, if more than one manner is permitted, in the manner elected by the Corporation, and shall state the place, if any, date, and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting. The notice of an Annual Meeting shall state that the meeting is called for the election of directors and for the transaction of any other business which may properly come before the meeting. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and, in the case of a special meeting called at the written request of one or more stockholders, shall include each proposal of Business included in such written request and any additional proposal submitted by the Board of Directors. The notice of any meeting shall be given by the Corporation not less than ten days nor more than 60 days before the date of the meeting, except as otherwise required by the General Corporation Law. Notice shall be deemed to be given at the time prescribed in the General Corporation Law for the manner of notice. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with this Section 5. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Notice need not be given to any stockholder who submits a written waiver of notice or a waiver by electronic transmission before or after the time of the event for which notice is to be given. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice. Any previously scheduled meeting of stockholders may be postponed, and any special meeting of stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        (d)    Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting in the manner provided by the General Corporation Law. The stockholder list shall also be open to examination of any stockholder during the whole time of the meeting as provided by the General Corporation Law. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote at any meeting of stockholders.

        (e)    Conduct of Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board, or in his or her absence by a person designated by the Board of Directors, or in the absence of a person so designated, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meeting. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. Subject to the chairman’s right and authority set forth above, the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

        (f)    Proxy Representation. Every stockholder may authorize another person or persons to act for him, her or it by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be authorized by the stockholder, by the stockholder’s attorney-in-fact or as otherwise permitted by the General Corporation Law, by an instrument in writing or by a transmission permitted by the General Corporation Law and filed in accordance with the procedure established for the meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly authorized proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        (g)    Inspectors. The Board of Directors, in advance of any meeting, may, and to the extent required by the General Corporation Law or stock exchange regulations shall, appoint one or more inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or fails or refuses to act, the Board of Directors may, and to the extent required by the General Corporation Law or stock exchange regulations shall, fill the vacancy by appointment made in advance of the meeting or, if no such appointment is made, the chairman of the meeting shall fill the vacancy at the meeting. Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

        (h)    Quorum. The holders of thirty-five percent (35%) of the shares entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business except where the General Corporation Law provides otherwise.

        (i)    Voting. Except as may otherwise be provided in the certificate of incorporation, or in a resolution of the Board of Directors in accordance with Section 151 of the General Corporation Law, each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders for the election of directors at which a quorum is present, each director to be elected shall be elected by a majority of the votes cast; provided, that if the number of nominees exceeds the number of directors to be elected at such meeting as of the meeting’s record date, then each director to be elected shall be elected by a plurality of the votes cast. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, for any cause, the Board of Directors shall not have been elected at an Annual Meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Any other action shall be authorized by a majority of the votes cast except where the certificate of incorporation, bylaws or the General Corporation Law provide otherwise. In the election of directors, voting need not be by written ballot. Voting by written ballot shall not be required for any other corporate action, except as otherwise provided by the General Corporation Law.

6.  STOCKHOLDER ACTION WITHOUT MEETINGS.

    (a)     Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if less than all of said stockholders, but not less than those having at least the minimum voting power required to take corporate action in writing under the provisions of the General Corporation Law, shall consent in writing to such corporate action; provided that prompt notice be given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

(b) Review of Written Consent. In the event of the delivery, in the manner provided by Section 3(b) or otherwise in accordance with applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations (each such written consent and related revocation is referred to in this Section 6(b) as a “Consent”), the Secretary shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of the Consent and all matters incident thereto, including, without limitation, whether stockholders having the requisite voting power to authorize or take the corporate action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the election, designation, appointment, removal or replacement of one or more members of the Board of Directors, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing the actions of the Secretary under this Section 6(b). For the purpose of permitting the Secretary or the independent inspectors (as the case may be) to perform the functions under this Section 6(b), no action by written consent without a meeting shall be effective until such date as the Secretary or the independent inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 6(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 6(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent, whether before or after such investigation or certification by the Secretary or the independent inspectors (as the case may be), or to take any other actions including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.

(c) Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the written consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated written consent was delivered in accordance with Section 3(b) or otherwise delivered in accordance with applicable law, a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in Section 3(b) or otherwise delivered in accordance with applicable law. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 6 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the General Corporation Law.

7.  ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 on the record date for the determination of stockholders entitled to vote at such meeting and at the time of such meeting and (ii) who complies with the notice procedures set forth in this Section 7; or (c) in the case of nominations at an Annual Meeting of a qualifying Stockholder Nominee (as defined below) made pursuant to a Proxy Access Notice (as defined below), by an Eligible Stockholder (as defined below) pursuant to and in compliance with Section 9. Compliance with the provisions of clause (b) and, as applicable, clause (c) of the preceding sentence of this Section 7 shall be the exclusive means for a stockholder to make nominations before an Annual Meeting or any special meeting of stockholders called for the purpose of electing directors.

In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (b) above, such stockholder must have (i) given timely notice thereof in proper written form to the Secretary of the Corporation, (ii) if the stockholder, or the beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must have included in such proxy materials the Nomination Solicitation Notice and (iii) if no Nomination Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of the Nomination Solicitation Notice under this section.

To be considered timely under this Section 7, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s Annual Meeting; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days prior to or is delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such Annual Meeting or the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs (and in no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for a giving of a stockholder’s notice under this section). As used herein, the term “public announcement” refers to disclosure in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

To be in proper written form under this Section 7, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii)(A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, directly or indirectly, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Company or any person has the right to vote their shares, (D) any short interest in any security of the Corporation (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the

Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner and (G) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person or beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iv) a description of all direct and indirect compensation and any other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, or that the Corporation reasonably deems necessary to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of independence, or lack thereof, of such nominee; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of such stockholder and such beneficial owner, (ii)(A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner and any Stockholder Associated Person, directly or indirectly (“Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlled by or under common control with such Stockholder Associated Person), (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, beneficial owner or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation owned by any of them, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, beneficial owner or Stockholder Associated Person has a right to vote any shares of any security of the Corporation or any person has the right to vote their shares, (D) any short interest in any security of the Corporation of such stockholder, beneficial owner or Stockholder

Associated Person (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, beneficial owner or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or Stockholder Associated Person is a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such stockholder or beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of all arrangements or understandings between such stockholder, beneficial owner or Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder, beneficial owner or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (c) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. In order to be eligible for nomination as a director at any annual or special meeting, any such nominee must also complete, sign and return to the Corporation in a timely fashion (a) any questionnaire reasonably requested by the Corporation and provided to the stockholder or such nominee by it and (b) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, code of conduct, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and any other policies and guidelines of the Corporation applicable to directors. In order to be considered timely under this Section 7, any such questionnaire and representation and agreement must be returned to the Corporation no later than the earlier of (i) ten business days following delivery of the questionnaire or representation and agreement by the Corporation to the stockholder or the nominee by overnight courier service, fax or email or (ii) five business days prior to the meeting.

    No person shall be eligible for election as a director of the Corporation at an Annual Meeting, or at a special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with the procedures set forth in this Section 7 or in Section 9, and only such persons who are nominated in accordance with the procedures set forth in this Section 7 or Section 9 shall be eligible to serve as directors.

If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

8.  STOCKHOLDER PROPOSALS; BUSINESS TO BE TRANSACTED AT MEETINGS.

(a)    Special Meetings. At any special meeting of the stockholders, only such Business (as defined below) shall be conducted as (i) shall have been brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) shall have been properly set forth in the written request from one or more stockholders to call such special meeting of the stockholders in compliance with Section 5(b).

(b)    Annual Meetings. No Business may be transacted at an Annual Meeting, other than Business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of record of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 8. With respect to this Section 8, “Business” shall mean all matters other than nominations of candidates for and the election of directors. Stockholder nomination of directors for election is governed solely by Section 7 and Section 9 of these bylaws. Compliance with the provisions of clause (iii) of the preceding sentence of this Section 8(b) shall be the exclusive means for a stockholder to submit Business before an Annual Meeting.

    (c)    Notice Requirements. In addition to any other applicable requirements (including, without limitation, Securities and Exchange Commission rules and regulations with respect to matters set forth in this Section 8), for Business to be properly brought before an Annual Meeting by a stockholder, (i) such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, (ii) such Business must be a proper matter for stockholder action under the General Corporation Law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal is made, has provided the Corporation with a Solicitation Notice (as defined herein), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, and must have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of the Solicitation Notice under this section.

To be considered timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year's Annual Meeting; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days prior to or is delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such Annual Meeting or the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was first made by the Corporation. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for a giving of a stockholder’s notice under this Section 8.

To be in proper written form, a stockholder’s notice to the Secretary must set forth, as to each matter of Business such stockholder proposes to bring before the Annual Meeting (i) a brief description of the Business desired to be brought before the Annual Meeting and the reasons for conducting such Business at the Annual Meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii)(A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner and any Stockholder Associated Person, directly or indirectly, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, beneficial owner or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation owned by any of them, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, beneficial owner or Stockholder Associated Person has a right to vote any shares of any security of the Corporation or any person has the right to vote their shares, (D) any short interest in any security of the Corporation of such stockholder, beneficial owner or Stockholder Associated Person (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, beneficial owner or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or Stockholder Associated Person is a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person or beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such Business by such stockholder or beneficial owner and any material interest of such stockholder, beneficial owner or Stockholder Associated Person in such Business, (v) the names and addresses of other stockholders and beneficial owners known by the stockholder or beneficial owner proposing such Business to support the proposal, and the class and number of shares of the Corporation's capital stock known to be beneficially owned by such other stockholders and beneficial owners, (vi) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the Annual Meeting to bring such Business before the meeting, and (vii) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required to carry the proposal (an affirmative statement of such intent, a “Solicitation Notice”).

No Business shall be conducted at the Annual Meeting except Business brought before the Annual Meeting in accordance with the procedures set forth in this Section 8; provided, however, that, once Business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such Business. If the chairman of an Annual Meeting determines that Business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the Business was not properly brought before the meeting and such Business shall not be transacted.

9.    INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS.
(a)    Subject to the terms and conditions set forth in these bylaws, the Corporation shall include in its proxy materials for an Annual Meeting held on or after January 1, 2017, the name, together with the Required Information (as defined below), of any qualifying person nominated for election (each, a “Stockholder Nominee”) to the Board of Directors by one or more stockholders that satisfy the requirements of this Section 9, including qualifying as an Eligible Stockholder (as defined in paragraph (e) below), and that expressly elects at the time of providing the written notice required by this Section 9 (a “Proxy Access Notice”) to have its nominee or nominees included in the Corporation’s proxy materials pursuant to this Section 9. For purposes of this Section 9:
i. “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

ii. “Constituent Holder” shall mean each individual stockholder (including each collective investment fund included within a Qualifying Fund (as defined in paragraph (e) below) or beneficial holder) whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (e) below) or qualifying as an Eligible Stockholder (as defined in paragraph (e) below);

iii. For purposes of these bylaws, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

iv. A stockholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (A) and (B) shall be deemed not to include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's (or its affiliate’s) full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering, to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder (or its affiliate). A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (i) loaned such shares in the ordinary course of its business only if such stockholder has retained the right to recall such loaned shares by giving not more than five business days’ notice or (ii) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, only if, in all such cases, such delegation is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(b)    For purposes of this Section 9, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning each Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). The Corporation shall also include the name of each Stockholder Nominee in its proxy card. For the avoidance of doubt, and notwithstanding any other provision of these bylaws, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(c)    To be considered timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations made pursuant to Section 7 of Article I of these bylaws. In no event shall any adjournment or postponement of an Annual Meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.
(d)    The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9, but either are subsequently withdrawn after the final date for submitting a Proxy Access Notice or which the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy materials with respect to an Annual Meeting shall be the greater of (x) two and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 9 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

    (i) the number of directors in office for whom access to the Corporation’s proxy materials was previously provided or requested pursuant to this Section 9, other than (A) any such director referred to in this proviso whose term of office will expire at such Annual Meeting and who is not being nominated by the Board of

Directors at such meeting for another term of office and (B) any such director who, at the time of such Annual Meeting, will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms; and

    (ii) the number of directors in office or director candidates that, in either case, were elected or appointed to the Board, or will be included in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than (A) any director who has resulted in a reduction of the Permitted Number pursuant to clause (i) above and (B) any such director referred to in this clause (ii) who, at the time of such Annual Meeting, will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms; provided that the Permitted Number shall not be reduced below one as a result of this clause (ii);

        provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the Annual Meeting, the Permitted Number shall be calculated based on the total number of directors constituting the Board of Directors, as so reduced.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 9 shall (i) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominee(s) submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the Permitted Number, an Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 9 selected by the Corporation for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (provided that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached). If the Permitted Number is not reached after each Eligible Stockholder has had one (1) Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees and following the final date for submitting a Proxy Access Notice, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 9 thereafter withdraws, has his or her nomination withdrawn by the submitting Eligible Stockholder or ceases to satisfy the eligibility requirements contained in this Section 9, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 9.

        (e)    An “Eligible Stockholder” is one or more stockholders who own and have owned (in each case as defined above), continuously for at least three (3) years as of the date that the Proxy Access Notice is received by the Corporation and through the date of the Annual Meeting, at least 3% of the aggregate voting power of the Voting Stock of the Corporation that is issued and outstanding as of the most recent date for which such amount is set forth in any filing by the Corporation with the SEC prior to the date the Proxy Access Notice is received by the Corporation (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable Annual Meeting, provided that the aggregate number of stockholders whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (each of the foregoing, a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (e), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 9. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 9 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). If any stockholder purports to be a member of more than one group constituting an Eligible Stockholder, it shall only be deemed to be a member of the group purporting to have the largest ownership position. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (e), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares, as of the date of the Proxy Access Notice, has itself beneficially owned such shares continuously for the three (3) year period ending on that date and through the date of the applicable Annual Meeting (in addition to the other applicable requirements being met).
(f)    No later than the final date when a Proxy Access Notice pursuant to this Section 9 may be timely delivered to the Corporation, an Eligible Stockholder (or, if applicable, each Constituent Holder composing an Eligible Stockholder) must provide the following information in writing to the Secretary of the Corporation:
i.The name and address of, and number of shares of Voting Stock owned by, such person, and an agreement to provide:

(A)    Within ten (10) days after the record date for the applicable Annual Meeting, a written statement certifying as to the number of shares of Voting Stock it owns and has continued to own through the record date; and

(B)    Prompt notice if it ceases to own any such shares of Voting Stock prior to the date of the applicable Annual Meeting;

ii.If such person is not the record holder of the shares of Voting Stock which it owns, one or more written statements from the record holder of such shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, such shares;
iii.A representation that such person:
(A)Acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(B)Has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9;

(C)Has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting, other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(D)Will not distribute to any stockholder any form of proxy or proxy card for the Annual Meeting other than the form of proxy card distributed by the Corporation; and

(E)Will comply with all applicable laws, rules and regulations applicable to its nomination(s), solicitations and the use, if any, of soliciting material in connection with the Annual Meeting, and will provide information in all communications with the Corporation or its stockholders in connection with such nomination that is true and correct in all material respects as of the applicable date(s);

iv.In the case of a nomination by a group of stockholders that together constitute such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
v.All of the information required by clause (b) of the fourth paragraph of Section 7 of Article I of these bylaws with respect to such person (with the understanding that all references therein to the “stockholder” or the “beneficial owner” shall instead be deemed to refer to such person);
vi.An undertaking that such person agrees to:
(A)Assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of such person’s communications with the stockholders of the Corporation or out of the information that such person provided to the Corporation, in each case, in connection with the nomination of the Stockholder Nominee; and

(B)Promptly provide the Corporation, to the extent reasonably practicable, with such other information needed to verify compliance with the eligibility requirements contained in this Section 9 as the Corporation may reasonably request; and

(C)File with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the Annual Meeting at which the Stockholder Nominee will be nominated, regardless of whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act.

In addition, no later than the final date on which a Proxy Access Notice may be timely submitted under this Section 9, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfies the definition thereof.

In order to be considered timely, any information required by this Section 9 to be provided to the Corporation must be updated and supplemented (by delivery to the Secretary of the Corporation) (1) not later than the tenth day following the record date for the applicable Annual Meeting, but only to the extent such update and supplement is necessary to ensure that the foregoing information is true and correct in all material respects as of such record date, and (2) not later than the fifth day before the Annual Meeting, but only to the extent such update and supplement is necessary to ensure that the foregoing information is true and correct in all material respects as of the date that is ten (10) days prior to such Annual Meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects with respect to previously provided information or limit the remedies (including, without limitation, under these bylaws) available to the Corporation relating to any defects.

(g)    The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 9 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the Annual Meeting, not to exceed 500 words per qualifying Stockholder Nominee, in support of the candidacy of each of such Eligible Stockholder’s Stockholder Nominees (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from its proxy materials any information or Statement that it reasonably believes is materially false or misleading, omits to state any material fact necessary to make the statements therein not false or misleading, or would violate any applicable law or regulation.
(h)    No later than the final date when a Proxy Access Notice pursuant to this Section 9 may be timely delivered to the Corporation, each Stockholder Nominee must provide to the Secretary of the Corporation the information required by clause (a) of the fourth paragraph of Section 7 of Article I of these bylaws with respect to himself or herself, and:
i.Provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee acting in good faith (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder):
(A)Stating that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card for the applicable Annual Meeting (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;

(B)Containing the representations and agreements contemplated by the penultimate sentence of the fourth paragraph of Section 7 of Article I of these bylaws; and

ii.Complete, sign and submit any questionnaire reasonably requested by the Corporation (which questionnaire shall be provided to the Corporation reasonably promptly upon written request of a stockholder).
(i)    In addition, upon the reasonable request of the Corporation, each Stockholder Nominee shall provide such additional information, on a reasonably prompt basis, as is necessary to permit the Board of Directors to determine if any of the matters referred to in paragraph (j) below apply and whether such Stockholder Nominee:
(A)Is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(B)Is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by an Eligible Stockholder (or any Constituent Holder) or a Stockholder Nominee to the Corporation or its stockholders in connection with the nomination of a Stockholder Nominee at the Annual Meeting ceases to be true and correct in all material respects as of the applicable date(s) or omits a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the applicable date(s), such Eligible Stockholder, Constituent Holder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these bylaws) available to the Corporation relating to any such defect.

(i)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting, but either (A) withdraws from or becomes ineligible or unavailable for election at that Annual Meeting (other than by reason of such Stockholder Nominee’s disability or other health reason), or (B) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty percent (20%) of the shares present in person or represented by proxy at the Annual Meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 9 for the next two Annual Meetings. For the avoidance of doubt, any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular Annual Meeting, but subsequently is determined not to satisfy the eligibility requirements of this Section 9, will not be eligible for election at the relevant Annual Meeting.
(j)    The Corporation shall not be required to include, pursuant to this Section 9, a Stockholder Nominee in its proxy materials for any Annual Meeting, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
i.Who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors acting in good faith;

ii.Whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;
iii.Who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;
iv.Who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) year or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
v.If the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to clause (b) of the first paragraph of Section 7 of Article I of these bylaws in connection with the same Annual Meeting;
vi.If the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 9 or any agreement, representation or undertaking required by these bylaws; or
vii.If the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including without limitation not owning the Proxy Access Request Required Shares through the date of the applicable Annual Meeting.
10.    EXCHANGE ACT; PREFERRED STOCK. Notwithstanding the foregoing provisions of sections 7, 8 and 9 of this Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements of these bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these bylaws, regardless of the stockholder’s intent to utilize Rule 14a-8 under the Exchange Act or other federal laws or rules. Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent required by law, the certificate of incorporation or these bylaws.

ARTICLE II
DIRECTORS

1.  FUNCTIONS AND DEFINITION. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

2.    NUMBER ELECTION AND TERM.

    (a)     The Board of Directors shall consist of not less than five nor more than fifteen persons, with the exact number of directors, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, determined from time to time by a majority of the whole board.

    (b)     Directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be elected at each Annual Meeting for a term expiring at the next Annual Meeting following their election, and shall remain in office until their successors shall have been elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.    VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from an increase in the number of directors by action of the Board of Directors may be filled by a majority of the remaining directors then in office, although less than a quorum, or by the stockholders at a meeting called for the purpose of electing directors.  Directors who are so chosen shall hold office until the next Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or death.

4.  MEETINGS.

        (a)    Time, Place, Call, and Notice or Waiver of Notice. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. No call shall be required for regular meetings for which the time and place have been fixed, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the whole board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given to each director (unless waived by such director) by mailing written notice not less than five days before the meeting or by telephone, facsimile or other electronic transmission not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

        (b)    Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

        (c)    Quorum and Action. A majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except where the certificate of incorporation, bylaws or the General Corporation Law provide otherwise, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships on the Board.

5. CHAIRMAN OF THE BOARD. The Board of Directors shall elect a chairman from among its members to preside at meetings of the Board of Directors. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board. Otherwise, another director chosen by the Board shall preside. The Chairman of the Board shall have such powers and shall discharge all such other duties as are set forth in these bylaws and as the Board of Directors shall prescribe from time to time.

6. COMMITTEES. The Board of Directors may designate one or more committees consisting of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation subject to applicable law and stock exchange regulations, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7. BOARD ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III
OFFICERS

1.    OFFICERS. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer, and may elect a Vice Chairman thereof, one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired. Any number of offices may be held by the same person. The Vice Chairman, the President, or any other director chosen by the Board, shall serve in lieu of the Chairman of the Board in the absence, disqualification, death or removal of the Chairman.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next Annual Meeting and until his or her successor has been elected and qualified or until earlier resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission.

2.    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.

3.    PRESIDENT. Unless the Board specifies another officer, the President shall be the chief operating officer of the Corporation. The President shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

4.    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation and perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

5.    VICE PRESIDENTS. Unless otherwise provided by the Board of Directors, the Vice Presidents, during the absence or disability of the President, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the Board of Directors.

6.    SECRETARY. The Secretary shall issue notice of all meetings of stockholders and directors, shall keep minutes of all meetings, shall have charge of the seal of the Corporation and the corporate books, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors.

7.    ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

8.    TREASURER. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him or her, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all duties incident to the office or that are properly required of him or her by the Board of Directors.

9.    ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

10.    INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

11.    VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

12.    OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

13.    REMOVAL. The Board of Directors may remove any officer for cause or without cause.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe. The Corporation seal may be a facsimile seal, if the Board shall so determine.

ARTICLE V
FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI
AMENDMENT AND REPEAL OF BYLAWS

These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors, by the vote of a majority of the whole board, or by the stockholders, by the vote of the holders of a majority of the shares outstanding and entitled to vote.

ARTICLE VII
INDEMNIFICATION

        (a)    Right to Indemnification. Each director and officer of the Corporation and of any subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Article VII hereof with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Any director or officer of the Corporation or of a subsidiary of the Corporation serving, in any capacity at (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the request of the Board of Directors.

        (b)    Right to Advancement of Expenses. In addition to the right to indemnification conferred in paragraph (a) of this Article VII, an indemnitee under paragraph (a) shall also have the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses;” provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon the delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

        (c)    Right of Indemnitee to Bring Suit. If a claim under paragraph (a) or (b) of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

        (d)    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        (e)    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

        (f)    Nature of Rights. The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VII (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VII were set forth in a separate written contract between the indemnitee and the Corporation, (ii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this Article VII, (iii) shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iv) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as an officer or director of the Corporation. No amendment, alteration or repeal of this Article VII shall adversely affect any right of an indemnitee or his or her successors, nor shall any such amendment limit or eliminate any such right with respect to any proceeding, whether involving an occurrence or alleged occurrence of any action or omission to act that took place prior to or takes place after such amendment, alteration or repeal, and regardless of whether such proceeding is brought before or after the indemnitee has ceased to be a director or officer of the Corporation.

        (g)    Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby and (ii) to the fullest extent permitted by law, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        (h)    Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VII for any amounts paid in settlement of any proceeding (or part thereof) effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

        (i)    Subrogation. In the event of payment under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

        (j)    Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VII, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE VIII
RECORDS

The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE IX
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the state of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Corporation’s certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine except for, as to each of (i) through (iv) above, any claim (A) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction.

ARTICLE X
SUBJECT TO LAW AND
CERTIFICATE OF INCORPORATION

All powers, duties and responsibilities provided for in these bylaws, whether or not explicitly so qualified, are qualified by the certificate of incorporation and applicable law.

CERTIFICATION

I, Eve M. McFadden, hereby certify that the foregoing is a true and complete copy of the Amended and Restated Bylaws of Sysco Corporation adopted by its Board of Directors on August 27, 2021.

/s/ Eve M. McFadden
Secretary
[CORPORATE SEAL]
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